Exhibit 99.1

SKYLINE CHAMPION ANNOUNCES FIRST QUARTER FISCAL 2021 RESULTS

Troy, Michigan, July 29, 2020 / Business Wire/ -- Skyline Champion Corporation (NYSE:SKY) (“Skyline Champion”), today announced financial results for its first quarter ended June 27, 2020 for the fiscal year ending April 3, 2021 (“fiscal 2021”).

First Quarter Fiscal 2021 Highlights (compared to First Quarter Fiscal 2020)

•	Net sales decreased 26.5% to $273.3 million
•	U.S. factory-built homes sold decreased 26.1% to 4,028
•	Gross profit as a percent of sales declined by 60 basis points to 19.8%
•	Net income decreased by 31.5% to $11.9 million
•	Earnings per share (“EPS”) decreased to $0.21 from $0.31
•	Excluding non-recurring expenses, Adjusted EPS decreased to $0.22 from $0.35
•	Adjusted EBITDA decreased 29.7% to $22.5 million
•	Adjusted EBITDA margin decreased by 40 basis points to 8.2%
•	Net cash provided by operating activities improved by 20.3% to $32.2 million

“I am proud of the continued commitment that our team has demonstrated throughout this period as they work hard to execute our strategy and deliver homes to our customers. Our actions to manage costs and leverage our variable cost structure allowed us to generate strong margins, profitability, and cash flow despite the softening of demand and volume due to the impact of the pandemic on our operations,” said Mark Yost, Skyline Champion’s Chief Executive Officer. “We have seen strong order levels in recent weeks and are encouraged by the overall strength in housing demand.  In addition, we continue to invest in our product and digital offerings that will drive more business for our partners. While uncertainty remains, we believe we are well positioned to manage through this environment and participate in the recovery as our production levels continue to ramp up and our team remains highly focused on serving our customers.”

First Quarter Fiscal 2021 Results

Net sales for the first quarter fiscal 2021 decreased 26.5% to $273.3 million compared to the prior-year period. The number of U.S. factory-built homes sold in the first quarter fiscal 2021 decreased 26.1% to 4,028 compared to the prior year first quarter, as a result of reduced demand and production levels resulting from the initial reaction and response to COVID-19. The average selling price (“ASP”) per U.S. home sold increased 1.5% to $61,800. ASP increased primarily due to a shift in sales mix. The number of Canadian factory-built homes sold in the quarter declined to 192 homes compared to 285 homes in the prior-year period primarily resulting from oil-related demand drivers and the impacts of COVID-19. Total

Exhibit 99.1

backlog for Skyline Champion was $192.1 million as of June 27, 2020 compared to $153.0 million as of June 29, 2019. Backlogs increased $64.6 million during the quarter compared to $10.3 million in the fiscal first quarter of 2020 driven by strong order levels that have outpaced production levels. Production levels have gradually increased to more normalized levels since the temporary idling of several production facilities in the last weeks of March 2020, however have been tempered by social distancing protocols and labor constraints.

Gross profit decreased by 29.0% to $54.0 million in the first quarter fiscal 2021 compared to the prior-year period. Gross profit was 19.8% of net sales, a 60-basis point reduction compared to 20.4% in the first quarter fiscal 2020. Gross profit compression was due to the reduction in net sales as well as the cost of additional benefits offered to employees in response to COVID-19.

Selling, general, and administrative expenses (“SG&A”) in the first quarter fiscal 2021 decreased to $40.8 million from $51.7 million in the same period last year due to a reduction in variable incentive compensation, a decrease in non-essential spending such as travel and trade shows, as well as lower wages from headcount reductions and furloughs.

Net income for the first quarter fiscal 2021 was $11.9 million, compared to net income of $17.4 million during the same period of the prior year. The decrease in net income was mainly driven by the decline in sales and gross profit, which was partially offset by the reductions in SG&A. Skyline Champion  also had an increase in other income of $4.2 million related to government sponsored wage subsidy programs enacted as a result of the COVID-19 pandemic in both Canada and the United States.

Adjusted EBITDA for the first quarter fiscal 2021 decreased by 29.7% to $22.5 million compared to the first quarter fiscal 2020. The decrease was primarily driven by lower sales volumes and reduced gross profit. As a result, Adjusted EBITDA margin declined by 40 basis points to 8.2%.

As of June 27, 2020, Skyline Champion had $236.5 million of cash and cash equivalents, compared to $209.5 million at the end of the prior quarter.

Conference Call and Webcast Information:

Skyline Champion management will host a conference call tomorrow, July 30, 2020, at 8:00 a.m. Eastern Time, to discuss Skyline Champion’s financial results and an update on current operations.

Investors and other interested parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of Skyline Champion’s website at http://skylinechampion.com. The online replay will be available on the same website immediately following the call.

The conference call can also be accessed by dialing (877) 407-4018 (domestic) or (201) 689-8471 (international). A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13706725. The replay will be available until 11:59 P.M. Eastern Time on August 13, 2020.

About Skyline Champion Corporation:

Skyline Champion Corporation (NYSE: SKY) was formed on June 1, 2018 as the result of the combination of Skyline Corporation (“Skyline”) and the operating assets of Champion Enterprises Holdings, LLC (“Champion”). The combined company employs approximately 6,600 people and is the largest independent, publicly traded, factory-built housing company in North America. With almost 70 years of homebuilding experience and 38 manufacturing facilities throughout the United States and western Canada, Skyline Champion is well positioned with a leading portfolio of manufactured and modular

Exhibit 99.1

homes, ADUs, park-models and modular buildings for the multi-family, hospitality, senior and workforce housing sectors.

In addition to its core home building business, Skyline Champion operates a factory-direct retail business, Titan Factory Direct, with 21 retail locations spanning the southern United States, and Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Skyline Champion builds homes under some of the most well known brand names in the factory-built housing industry including Skyline Homes, Champion Home Builders, Genesis Homes, Athens Park Models, Dutch Housing, Excel Homes, Homes of Merit, New Era, Redman Homes, Shore Park, Silvercrest, Titan Homes in the U.S., and Moduline and SRI Homes in western Canada.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) throughout this press release, Skyline Champion has provided non-GAAP financial measures—Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share (including dilutive securities, if any)—which present operating results on a basis adjusted for certain items. Skyline Champion uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors. Skyline Champion believes that these non-GAAP financial measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that Skyline Champion believes are not representative of its core business. These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of Skyline Champion’s financial results in accordance with U.S. GAAP.

Skyline Champion defines Adjusted EBITDA as net income or loss plus (a) the provision for income taxes, (b) interest expense, net, (c) depreciation and amortization, (d) gain or loss from discontinued operations, (e) foreign currency gains and losses, (f) equity-based compensation awards granted before December 31, 2018, (g) restructuring charges, (h) impairment of assets, and (i) other non-operating costs including those for the acquisition and integration of businesses. Adjusted EBITDA is not a measure of earnings calculated in accordance with U.S. GAAP, and should not be considered an alternative to, or more meaningful than, net income or loss, net sales, operating income or earnings per share prepared on a U.S. GAAP basis. Skyline Champion believes that Adjusted EBITDA is commonly used by investors to evaluate its performance and that of its competitors. However, Skyline Champion’s use of Adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA is reconciled from the respective measure under U.S. GAAP in the tables below. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net sales reported in the statement of operations. Adjusted EPS is calculated as net income or loss plus (a) equity-based compensation awards granted before December 31, 2018, (b) restructuring charges, (c) impairment of assets, and (d) other non-operating costs including those for the acquisition and integration of businesses, including the related tax effect, if any, on these items.

Forward-Looking Statements

Statements in this press release, including certain statements regarding Skyline Champion’s strategic initiatives, and future market demand are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as "believe," "expect," "future," "anticipate," "intend," "plan," "foresee," "may," "could," "should," "will," "potential," "continue," or other similar

Exhibit 99.1

words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline Champion. Skyline Champion cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include regional, national and international economic, financial, public health and labor conditions, and the following: the COVID-19 pandemic, which has had, and could continue to have, significant adverse effects on us; the cyclicality and seasonality of the housing industry and its sensitivity to changes in general economic or other business conditions; demand fluctuations in the housing industry; supply-related issues; labor-related issues; the possible unavailability of additional capital when needed; competition and competitive pressures; changes in consumer preferences for our products or our failure to gauge those preferences; quality problems, including the quality of parts sourced from suppliers and related liability and reputational issues; data security breaches, cybersecurity attacks, and other information technology disruptions, exacerbated by the COVID-19 pandemic; the extensive regulation affecting the production and sale of factory-built housing and the effects of possible changes in laws with which we must comply; the potential impact of natural disasters on sales and raw material costs; the risks associated with possible mergers and acquisitions; the prices and availability of materials; periodic inventory adjustments by, and changes to relationships with, independent retailers; changes in interest and foreign exchange rates; insurance coverage and cost issues; the possibility that all or part of our goodwill might become impaired; the possibility that our risk management practices may leave us exposed to unidentified or unanticipated risks; and other risks set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section, and other sections, as applicable, in our Annual Reports on Form 10-K, including our Annual Report on Form 10-K for the fiscal year ended March 28, 2020 previously filed with the Securities and Exchange Commission (“SEC”), as well as in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, then the developments and future events concerning Skyline Champion set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Skyline Champion assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Investor contact information:

Name: Sarah Janowicz

Email: investorrelations@championhomes.com

Phone: (248) 614-8211

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars and shares in thousands, except per share amounts)

	June 27, 2020	March 28, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$236,507	$209,455
Trade accounts receivable, net	43,412	45,733
Inventories	115,815	126,386
Other current assets	16,101	17,239
Total current assets	411,835	398,813
Long-term assets:
Property, plant, and equipment, net	107,975	109,291
Goodwill	173,521	173,521
Amortizable intangible assets, net	41,993	43,357
Deferred tax assets	20,592	21,812
Other noncurrent assets	34,406	34,906
Total assets	$790,322	$781,700
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Floor plan payable	$29,386	$33,914
Accounts payable	32,340	38,703
Other current liabilities	115,885	114,030
Total current liabilities	177,611	186,647
Long-term liabilities:
Long-term debt	77,330	77,330
Deferred tax liabilities	3,498	3,264
Other	42,586	40,144
Total long-term liabilities	123,414	120,738

Stockholders' Equity:
Common stock	1,570	1,570
Additional paid-in capital	487,781	485,552
Retained earnings (accumulated deficit)	11,610	(48)
Accumulated other comprehensive loss	(11,664)	(12,759)
Total stockholders' equity	489,297	474,315
Total liabilities and stockholders' equity	$790,322	$781,700

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

CONSOLIDATED INCOME STATEMENTS

(Unaudited, dollars and shares in thousands, except per share amounts)

	Three Months Ended
	June 27, 2020	June 29, 2019

Net sales	$273,285	$371,888
Cost of sales	219,282	295,853
Gross profit	54,003	76,035
Selling, general, and administrative expenses	40,807	51,715
Operating income	13,196	24,320
Interest expense, net	942	309
Other income	(4,214)	—
Income before income taxes	16,468	24,011
Income tax expense	4,565	6,631
Net income	$11,903	$17,380
Net income per share:
Basic	$0.21	$0.31
Diluted	$0.21	$0.31

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, dollars in thousands)

	Three Months Ended
	June 27, 2020	June 29, 2019
Cash flows from operating activities
Net income	$11,903	$17,380
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,282	4,472
Amortization of deferred financing fees	127	131
Fair market value adjustment for asset classified as held for sale	—	986
Equity-based compensation	2,226	1,917
Deferred taxes	1,532	1,545
Loss (gain) on disposal of property, plant, and equipment	5	(12)
Foreign currency transaction gain	(122)	(72)
Change in assets and liabilities:
Accounts receivable	2,483	55
Inventories	10,956	9,786
Prepaids and other assets	(232)	(3,706)
Accounts payable	(6,396)	1,568
Accrued expenses and other liabilities	5,441	(7,270)
Net cash provided by operating activities	32,205	26,780
Cash flows from investing activities
Additions to property, plant, and equipment	(1,311)	(4,526)
Proceeds from disposal of property, plant, and equipment	12	12
Net cash used in investing activities	(1,299)	(4,514)
Cash flows from financing activities
Changes in floor plan financing, net	(4,527)	(653)
Payments on revolving debt facility	—	(5,000)
Stock option exercises	3	—
Net cash used in financing activities	(4,524)	(5,653)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	670	400
Net increase in cash, cash equivalents, and restricted cash	27,052	17,013
Cash, cash equivalents, and restricted cash at beginning of period	209,455	126,634
Cash, cash equivalents, and restricted cash at end of period	$236,507	$143,647

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited, dollars in thousands)

	Three Months Ended
	June 27, 2020	June 29, 2019	Change
Reconciliation of Adjusted EBITDA:
Net income	$11,903	$17,380	$(5,477)
Income tax expense	4,565	6,631	(2,066)
Interest expense, net	942	309	633
Depreciation and amortization	4,282	4,472	(190)
EBITDA	21,692	28,792	(7,100)
Equity-based compensation (for awards granted prior to December 31, 2018)	970	1,107	(137)
Foreign currency transaction gain	(122)	(72)	(50)
Acquisition integration costs	—	1,038	(1,038)
Restructuring charges	—	234	(234)
Fair market value adjustment to held for sale property	—	986	(986)
Adjusted EBITDA	$22,540	$32,085	$(9,545)

SKYLINE CHAMPION CORPORATION

RECONCILIATION OF NET INCOME TO ADJUSTED EARNINGS PER SHARE

(Unaudited, dollars and shares in thousands, except per share amounts)

(Certain amounts shown net of tax, as applicable)

	Three Months Ended
	June 27, 2020	June 29, 2019

Net income	$11,903	$17,380
Adjustments:
Equity-based compensation (for awards granted prior to December 31, 2018)	748	893
Acquisition integration costs	—	782
Restructuring charges	—	176
Fair market value adjustment to held for sale property	—	743
Adjusted net income	12,651	19,974
Less: Undistributed earnings allocated to participating securities	32	103
Adjusted net income attributable to the Company's common shareholders	$12,619	$19,871

Adjusted basic net income per share	$0.22	$0.35
Adjusted diluted net income per share	$0.22	$0.35

Average basic shares outstanding	56,532	56,368
Average diluted shares outstanding	56,761	56,635